[logo] PIONEER
       Investments(R)







                                                 May 1, 2002

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549

Re:  Pioneer Independence Plans (the "Plans")
     Audited Financial Statements
     Post-Effective Amendment No. 5 to
     Registration Statement on Form S-6
     (File Nos. 333-42113 and 811-08551)

Ladies and Gentlemen:

        In accordance with the temporary final and final rules adopted on March 18, 2002 by the Securities and Exchange Commission, we advise you that during the course of the audit of the Plans' financial statements by Arthur Andersen LLP ("Andersen") contained in the referenced amendment to the Plans' registration statement, Andersen has made assurances to us required by the rules and has issued a report dated April 26, 2002 on those financial statements.

        In connection with the issuance of Andersen's audit report, Andersen has assured the Plans and Pioneer Funds Distributor, Inc. (as sponsor of the Plans) that the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                                 PIONEER FUNDS DISTRIBUTOR, INC.

                                                 For: PIONEER INDEPENDENCE PLANS


                                                 /s/ Mark D. Goodwin
                                                 Mark D. Goodwin
                                                 Treasurer










Pioneer Funds Distributor, Inc.
Underwriter of Pioneer Mutual Funds
60 State Street
Boston, MA  02109-1820
617-742-7825



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